                       SUPPLEMENT DATED OCTOBER 11, 1995
                                      TO
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                           TIE/COMMUNICATIONS, INC.
                                      AT
                              $8.60 NET PER SHARE
                                      BY
                              TIE ACQUISITION CO.

+-----------------------------------------------------------------------------+
|          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,          |
|              NEW YORK CITY TIME, ON TUESDAY, OCTOBER 17, 1995,              |
|                        UNLESS THE OFFER IS EXTENDED.                        |
+-----------------------------------------------------------------------------+

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES OF COMMON STOCK OF TIE/COMMUNICATIONS, INC. (THE "COMPANY"), PAR VALUE $.10 PER SHARE (THE "SHARES"), THAT REPRESENTS AT LEAST 75% OF ALL OUTSTANDING SHARES ON THE DATE OF PURCHASE, AND (II) THE PURCHASER HAVING OBTAINED SUFFICIENT FINANCING TO ENABLE IT TO CONSUMMATE THE OFFER AND THE PROPOSED MERGER. SEE THE INTRODUCTION AND SECTIONS 1 AND 15.

  EXCEPT AS AMENDED BY THIS SUPPLEMENT, THE TERMS OF THE OFFER TO PURCHASE REMAIN UNCHANGED.

                               ----------------

  QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO THE INFORMATION AGENT OR TO THE DEALER MANAGER AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE.

                               ----------------

To the Holders of Common Stock of
 TIE/communications, Inc.

  The following information amends and supplements the Offer to Purchase dated September 12, 1995 (the "Offer to Purchase") of TIE Acquisition Co., a Delaware corporation (the "Purchaser"), pursuant to which Purchaser offered to purchase all outstanding shares of common stock, par value $.10 per share (the "Shares"), of TIE/communications, Inc., a Delaware corporation (the "Company") at $8.60 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in this Supplement, the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer").

  This Supplement is intended to extend the expiration date of the Offer to 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 17, 1995, unless otherwise extended. All references to "October 10, 1995" in the Offer to Purchase and the Letter of Transmittal are hereby changed to "October 17, 1995."

                                          TIE Acquisition Co.

October 11, 1995